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                                                         Exhibit No. EX-99.d.1.j

                                          FORM OF AMENDMENT NO. 10 TO SCHEDULE A

                                   SCHEDULE A

   UBS RELATIONSHIP FUNDS

1. UBS U.S. Large Cap Equity Relationship Fund
2. UBS International Equity Relationship Fund
3. UBS U.S. Cash Management Prime Relationship Fund

     This Amendment No. 10 to Schedule A of the Investment Advisory Agreement by and between UBS Relationship Funds (formerly Brinson Relationship Funds) and UBS Global Asset Management (Americas) Inc. (formerly Brinson Partners, Inc.) dated April 26, 1995 has been agreed to as of this ___ day of ___________, 2004 by the undersigned.

UBS RELATIONSHIP FUNDS                        UBS RELATIONSHIP FUNDS


By:                                           By:
    ------------------------------                --------------------------
    Name:  Paul H. Schubert                       Name:  David M. Goldenberg
    Title: Treasurer and Principal                Title: Vice President and
           Accounting Officer                            Secretary


UBS GLOBAL ASSET MANAGEMENT                   UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.                               (AMERICAS) INC.


By:                                           By:
    ------------------------------                --------------------------
    Name:  Robert P. Wolfangel                    Name:  Amy R. Doberman
    Title: Chief Financial Officer                Title: Assistant Secretary
                                                         and Chief Legal Officer